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                                 EXHIBIT 10.24


                            STERILE RECOVERIES, INC.


                   SECOND AMENDMENT TO 1995 STOCK OPTION PLAN


                                OCTOBER 17, 1996


       This Second Amendment to 1995 Stock Option Plan (this "Amendment") is executed by an authorized officer of Sterile Recoveries, Inc. (the "Company") to record the following amendments to the Company's 1995 Stock Option Plan (the "Plan") that were approved on October 17, 1996, by the Board of Directors of the Company:

       1. Incorporation by Reference. Unless otherwise expressly defined in this Amendment, all capitalized terms used in this Amendment have the respective meanings ascribed to them in the Plan, and the definitions of those terms in the Plan are incorporated by reference in this Amendment.

       2. Amendment to Preamble. The preamble of the Plan is amended to delete the words "and other key persons."

       3. Amendment to Section 1.1. Section 1.1 of the Plan is amended to delete the words "and other key persons" in the first and second sentences of that section.

       4. Amendment to Section 1.2. Section 1.2 of the Plan is amended to replace the definition of "Administrative Committee" in its entirety with the following definition:

               "ADMINISTRATIVE COMMITTEE" means the Board of Directors.

       5. Amendment to Section 2.1. Section 2.1 of the Plan is amended in its entirety as follows:

               2.1 Administrative Committee. This Plan will be administered by an Administrative Committee consisting of all the members of the Board of Directors to serve for unspecified terms at the discretion of the Board of Directors.

       6. Amendment to Section 2.2. Section 2.2 of the Plan is amended to delete the words "and other persons" from the first sentence of that section.

       7. Amendment to Section 2.3. Section 2.3 of the Plan is amended in its entirety



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as follows:

               2.3 APPROVAL PROCEDURES. A quorum of the Administrative Committee consists of a majority of its members. If a quorum is present when a vote is taken, the affirmative vote of a majority of members present constitutes an act of the Administrative Committee. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either (a) a resolution adopted by the affirmative vote of a majority of the members of the Administrative Committee at a meeting, or (b) a written consent signed by all the members of the Administrative Committee. The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last person necessary to validate it, and will be valid if it is executed before, after, or concurrently with the action or
         determination to which it applies.   Notwithstanding the foregoing,
         the Administrative Committee need not convene a separate meeting if an action taken by the Administrative Committee is voted upon by the members of the committee at a duly convened meeting of the Board of Directors.

       8. Amendment to Section 3.4. Section 3.4 of the Plan is amended to delete the parenthetical "(other than Non-employee Participants)" from the fourth sentence of that section and to substitute "The" for the phrase "If the Optionee is an Employee, the" from the beginning of the fifth sentence of that section.

       9. Amendment to Section 4.1. Section 4.1 of the Plan is amended in its entirety as follows:

               4.1 EXERCISE METHOD. Subject to limitations imposed by this Plan and the Stock Option Agreement, a Participant may exercise a Stock Option as a whole, in part, or in increments at any time or from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant's subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Administrative Committee for the payment of, any tax withholding required in connection with the exercise of the Stock Option; and (d) comply with such other reasonable requirements as the Administrative Committee may establish. The exercise date of a Stock Option will be the date when the Company has received the notice of exercise and full payment of the exercise price, the





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Company has received, or the holder of the Stock Option has made a satisfactory arrangement for the payment of any requisite tax withholding, and all other requirements established by the Administrative Committee have been satisfied.
A Participant may pay all or any part of the exercise price and any applicable tax withholding for the option shares to be purchased pursuant to the Stock Option by any combination of the following methods:

       (a) By bank draft, money order, or personal check payable to the order of the Company; or

       (b) By transferring to the Company outstanding Shares that are owned by the Participant; or

       (c) By delivering to the Company the Participant's written election for the Company to withhold a portion of the Shares otherwise issuable to the Participant pursuant to the exercise of the Stock Option; or

       (d) To the extent approved in advance by the Administrative Committee, by delivering to a financial institution or a securities broker-dealer irrevocable instructions to pay promptly to the Company all or a portion of the proceeds from either a sale of the Shares to be purchased pursuant to the Participant's exercise of the Stock Option or a loan to be secured by a pledge of all or a portion of any of those Option Shares.

Shares that are transferred to, or withheld by, the Company in payment of the exercise price and any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option. This provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment for the exercise price of a Stock Option and tax withholding and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option or tax withholding as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares subject to a Stock Option until a certificate evidencing those Shares has been delivered to the person exercising the Stock Option.

       10. Amendment to Section 4.2. Section 4.2 of the Plan is amended to delete the words "(a) Employees." and "who is an Employee" from the first sentence of that section and to delete subparagraph (b) in its entirety.

       11. Amendment to Section 4.3. The first sentence of section 4.3 of the Plan is amended to delete the phrase "Plan, the Stock Option Agreement, and with the following conditions:" and replaced with "Plan, and the Stock Option Agreement or if the Participant violates any of the following conditions:".



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       12.     Continued Effectiveness; Effective Date.  Except as amended by this Amendment, the Plan continues in full force and effect. This Amendment will become effective when adopted by the Board of Directors and is applicable to all options granted in the future under the Plan and to each outstanding option under the Plan that is held by a Participant.



ADOPTED BY BOARD OF DIRECTORS                    STERILE RECOVERIES, INC.
  AND ADMINISTRATIVE COMMITTEE
  ON OCTOBER 17, 1996
                                                 By: /s/ Richard T. Isel
                                                    --------------------------
                                                    Richard T. Isel
                                                    President

ATTEST:                                                     [Corporate Seal]
   /s/ James T. Boosales
-------------------------------
James T. Boosales
Secretary





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                            STERILE RECOVERIES, INC.


                   THIRD AMENDMENT TO 1995 STOCK OPTION PLAN



         This Third Amendment to 1995 Stock Option Plan (this "Amendment") is executed by an authorized officer of Sterile Recoveries, Inc. (the "Company") to record the following amendments to the Company's 1995 Stock Option Plan adopted on December 21, 1995 (the "Plan") that were approved on February 24, 1997, by the Company's Board of Directors and on _________, 1997, by the Company's shareholders.

         1. INCORPORATION BY REFERENCE. Unless otherwise expressly defined in this Amendment, all capitalized terms used in this Amendment have the respective meanings ascribed to them in the Plan, and the definitions of those terms contained in the Plan are incorporated by reference in this Amendment.

         2. AMENDMENTS TO SECTION 3.3. The first sentence of Section 3.3 of the Plan is amended in its entirety to state as follows:

         The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 700,000 Shares.

         The last sentence of Section 3.3 of the Plan is amended in its entirety to state as follows:

         No participant may receive, under the Plan, Stock Options the aggregate of which is more than 20% of the Shares authorized under the Plan.

         3.      CONTINUED EFFECTIVENESS; EFFECTIVE DATE.   Except as amended
by this amendment, the Plan continues in full force and effect. This amendment will become effective when adopted by the Board of Directors and is applicable to all options granted in



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the future under the Plan and to each outstanding option under the Plan that is held by a Participant.


ADOPTED BY BOARD OF DIRECTORS                      ADOPTED BY SHAREHOLDERS
     ON February __, 1997                               ON __________, 1997


                                                   STERILE RECOVERIES, INC.


                                                   By:
                                                      -------------------------
                                                      Richard T. Isel
                                                      President and Chief
                                                      Executive  Officer

ATTEST:                                                [CORPORATE SEAL]

----------------------------------
James T. Boosales
Secretary



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